EXHIBIT 10.1

TRANSITION AGREEMENT
This Transition Agreement (the “Agreement”) is made by and between Akamai Technologies, Inc. (the “Company”) and Jim Benson (the “Executive”) (collectively, the “Parties”).

In consideration of the promises and conditions set forth herein, the receipt and sufficiency of which are hereby acknowledged, and provided this Agreement is signed no later than February 27, 2019 the Parties agree as follows:

1.
Resignation as Chief Financial Officer - On February 7, 2019, the Executive notified the Company of his intent to retire from his positions as Chief Financial Officer and Treasurer of the Company as well from any position as a director or officer of any subsidiary of the Company, with his resignation to be effective March 1, 2019. This resignation was accepted by the Company.

2.
Senior Advisor to the CEO - Beginning on March 1, 2019 and until the earlier of (x) September 30, 2019, and (y) the date that the Executive accepts employment with another entity (the “Transition Date”) the Executive will (a) serve as full-time Executive Advisor (March 1 - April 30) and part-time Executive Advisor (May 1 - September 30), reporting to the Chief Executive Officer (the “CEO”), and (b) receive his current compensation and benefits through April 30 and thereafter a base salary of $10,000 per month, continue to vest in equity awards held by him in accordance with their terms (except as provided below), and participate in the Company’s benefit plans, provided in each case that he abides by the terms of this Agreement. The Executive’s employment with the Company shall end on the Transition Date. The Transition Date may be extended by mutual written agreement of both the Executive and Akamai.

3.
Payment Upon Termination of Employment - On the Transition Date, or as soon as is practical thereafter, the Company will provide the Executive a lump sum payment in the amount of $150,000 less applicable taxes and withholdings. In addition, the Executive shall be entitled to vest in the Performance-Based Restricted Stock Units (PRSUs) (as identified and described below) notwithstanding any requirement under the grant agreement governing such PRSUs that the Executive be employed by the Company on the vesting date(s), provided that the Executive signs and returns on his Transition Date a mutually acceptable release containing customary terms releasing the Company from claims (the “Additional Release”) and does not revoke such Additional Release.

•	2017 Plan -- PRSUs earned (2017 & 2018 performance periods) will be certified in the ordinary course and awarded in 2020 regardless of retirement date.

•	2018 Plan -- PRSUs earned (2018 performance period) will be certified in the ordinary course and awarded in 2021 regardless of retirement date.

•	2019 Plan - no participation

	Tranches (Units)
Award Year	1st	2nd	3rd
2017	6,640	8,885	0
2018	9,077	0	0

Notwithstanding anything to the contrary in any grant agreement governing the PRSUs, in the event of a Change in Control Event (as defined in the Akamai Technologies, Inc. 2013 Stock Incentive Plan, as amended) where (a) PRSUs are converted into time-vesting RSUs upon assumption by the acquirer, then the number of PRSUs to be converted shall be based on the actual PRSUs earned by the Executive as of the date of the Change in Control Event (rather than the target number) or where (b) PRSUs are not assumed by the acquirer such that vesting of such PRSUs shall accelerate as of immediately prior to the Change in Control Event, then the number of PRSUs as to which vesting shall accelerate shall be the actual number of

PRSUs earned by the Executive as of the date of the Change in Control Event (rather than the target number).

4.
Amendment - This Agreement, and the Additional Release when executed, shall be binding upon the Parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the Parties hereto. This Agreement, and the Additional Release when executed, are binding upon and shall inure to the benefit of the Parties and their respective agents, assigns, heirs, executors, successors and administrators.

5.
Applicable Law - This Agreement, and the Additional Release when executed, shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. The Executive hereby irrevocably submits to and acknowledges and recognizes the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this Agreement and the Additional Release, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Agreement or the Additional Release or the subject matter thereof.

6.
Entire Agreement - This Agreement, and the Additional Release when executed, contain and constitute the entire understanding and agreement between the Parties hereto with respect to the Executive’s retirement from the Company and his settlement of claims against the Company. In addition, the Non-Competition, Non-Solicitation, Proprietary and Confidential Information and Development Agreement executed by the Parties as of February 10, 2012 (collectively, the "Confidentiality Agreement") shall remain. in full force and effect. Furthermore, and for the avoidance of doubt, following his retirement from employment, the Executive will be entitled to receive only the compensation and benefits set forth in this Agreement, and shall not be eligible to receive any compensation and benefits under the COC Agreement.

7.
Counterparts. This Agreement may be executed in two (2) signature counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have freely and voluntarily entered into this Agreement effective as of the date set forth by the signatures of the Parties below.

AKAMAI TECHNOLOGIES, INC.

By: /s/ Aaron Ahola                 Date: February 25, 2019
Aaron Ahola
SVP & General Counsel
Jim Benson

/s/ Jim Benson                     Date: February 25, 2019

RELEASE OF CLAIMS
(to be signed on, but not before, Transition Date; not attached to agreement)

1.
Release - In consideration of the transition arrangement, money and benefits set forth in the Agreement, the receipt and sufficiency of which is hereby acknowledged, the Executive individually and for his heirs, executors, administrators, trustees, legal representatives and assigns hereby fully, forever, irrevocably and unconditionally releases, waives, remises and discharges the Company, its affiliates, subsidiaries, parent companies, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from, and agrees to not in any manner institute, prosecute or pursue, any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that he ever had or now has against any or all of the Released Parties, whether in law or equity, at common law or under any statute, rule, regulation, order or law, whether federal, international, state, or local, on any grounds whatsoever, including, but not limited to, any and all claims arising out of or relating to his employment with and/or separation from the Company, including, but not limited to, any claims under the federal or state Constitutions, Civil Rights Act of 1866, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Immigration Reform and Control Act of 1986, Fair Labor Standards Act, the National Labor Relations Act, the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Older Workers Benefits Protection Act, the Equal Pay Act, the Rehabilitation Act of 1973, the Employee Retirement Income Security Act of 1974, as amended, the Racketeer Influenced and Corrupt Organizations Act, Section 1981 of Title 42 of the United States Code and/or any other state statutes, rules, regulations, orders or laws concerning payment of wages, civil rights, discrimination, disability, family leave and/or labor and employment as well as any claim for breach of contract (which shall include, without limitation, all claims arising out of or related to the Executive’s December 17, 2015 Change of Control and Severance Agreement).

The Executive understands that this release includes unknown claims. The Executive waives and releases any and all rights he has or may have with respect to the Company under any state, local, or federal law, statute, rule, order or regulation that preserves unknown claims or affords rights substantially the same or similar to the following:
"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."
The Executive hereby expressly agrees that this release shall extend and apply to all unknown, unsuspected and unanticipated injuries and damages as well as those that are now known or disclosed. To the extent the Executive has any claims against the Company, which are not released herein and/or to the extent any statute, rule, or law would limit in any way the effectiveness or scope of this release, the Executive hereby assigns such claim(s) to the Company.

2.	Business Expenses and Compensation - The Executive acknowledges that he has been reimbursed by the Company for all business expenses incurred in conjunction with the performance of his employment and that no other reimbursements are owed to him. The Executive further acknowledges that he has received payment in full for all services rendered in conjunction with his employment by the Company and that no other compensation is owed to him except as provided in the Agreement.

3.
Return of Company Property -- On or before your Separation Date, the Executive shall return to Akamai all Company documents (and all copies thereof) and other Company property that you have had in your possession at any time including, but not limited to Company reports, files, identification and access badges, notes, drawings, business plans and forecasts, financial information, specifications, memoranda, records, software, credit cards, door and file keys, computer equipment (hardware and software), access codes, disks and instructional manuals, as well as any materials that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof) and any and all other property of Akamai.

4.
Acknowledgments - The Executive acknowledges that he has been given at least forty-five (45) days to consider this Additional Release, and that the Company advised him to consult with an attorney of his own choosing prior to signing this Release of Claims. The Executive understands that he may revoke this Additional Release for a period of seven (7) days after he signs it by notifying the CEO in writing, and the Additional Release shall not be effective or enforceable until the expiration of this seven (7) day revocation period. The Executive understands and agrees that by entering into this Additional Release, he is waiving any and all rights or claims he might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefits Protection Act, and that he has received consideration beyond that to which he was previously entitled.

Jim Benson

____________________________         Date: ___________________

To be signed and returned on, but not before, the Transition Date.